UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 13, 2010
Date of Report (Date of earliest event reported)
WESTERN GAS PARTNERS, LP
(Exact name of Registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices)
(832) 636-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 13, 2010, Western Gas Partners, LP (the “Partnership”), together with its general partner and certain subsidiaries, entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated relating to the public offering of 4,000,000 common units representing limited partnership interests in the Partnership at the public offering price less underwriting discounts and commissions. Pursuant to the Underwriting Agreement, the Partnership has also granted the underwriters a 30-day option to purchase up to an additional 600,000 common units at the same price.
     The transaction under the Underwriting Agreement is expected to close on May 18, 2010, subject to customary closing conditions. The net proceeds from the sale of the common units sold pursuant to the Underwriting Agreement (assuming no exercise of the underwriters’ option to purchase additional common units) are expected to be approximately $86.9 million (including the proportionate capital contribution by the Partnership’s general partner and after deducting underwriting discounts and commissions and estimated expenses).
     The offering was made pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-160000), which became effective on August 17, 2009.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership and the underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.
Relationships
     From time to time, certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
Number	Description of the Exhibit
Exhibit 1.1	Underwriting Agreement, dated May 13, 2010, by and among the Partnership, Western Gas Holdings, LLC, Western Gas Operating, LLC and WGR Operating, LP and UBS Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.

Exhibit 8.1	Opinion of Bingham McCutchen LLP relating to tax matters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP

	By:	Western Gas Holdings, LLC, its general partner

Date: May 17, 2010		/s/ Amanda M. McMillian Amanda M. McMillian
Vice President, General Counsel and Corporate
Secretary

EXHIBIT INDEX

Exhibit
Number	Description of the Exhibit
Exhibit 1.1	Underwriting Agreement, dated May 13, 2010, by and among the Partnership, Western Gas Holdings, LLC, Western Gas Operating, LLC and WGR Operating, LP and UBS Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.

Exhibit 8.1	Opinion of Bingham McCutchen LLP relating to tax matters.